SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2006

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

10 S. First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
       240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
       240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On October 25, 2006, Banner Corporation issued its earnings release for the quarter ended September 30, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)        Exhibits

            99.1     Press Release of Banner Corporation dated October 25, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: October 25, 2006	By: /s/D. Michael Jones
D. Michael Jones
President and Chief Executive Officer

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Exhibit 99.1

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                                                                                            CONTACT: D. MICHAEL JONES,
                                                                                                                PRESIDENT AND CEO
                                                                                                                LLOYD W. BAKER, CFO
                                                                                                               (509) 527-3636

                                                                           NEWS RELEASE

BANNER CORPORATION THIRD QUARTER EARNINGS INCREASE 41%,
LOANS INCREASE 23% AND DEPOSITS INCREASE 21%

Walla Walla, WA - October 25, 2006 - Banner Corporation (NASDAQ GMS: BANR), the parent company of Banner Bank, today reported that strong loan and deposit growth, reduced credit costs and controlled expense growth contributed to record third quarter profits. Net income increased 41% to $8.0 million, or $0.65 per diluted share, compared to $5.7 million, or $0.47 per diluted share, in the third quarter a year ago. For the first nine months of 2006, net income increased 57% to $24.2 million, or $1.98 per diluted share, compared to $15.4 million, or $1.29 per diluted share, in the first nine months of 2005.

"Our third quarter and year-to-date profits are a direct result of the sustained growth in our balance sheet. Substantial growth in loans and deposits has strengthened our revenue generating capacity and contributed to year-over-year margin expansion," said D. Michael Jones, President and CEO. "Much of this growth can be attributed to our successful franchise expansion. Most recently, in September we celebrated the grand opening of our downtown branch office in Boise, Idaho, in the environmentally award-winning Banner Bank Building. We are continuing to explore branch expansion opportunities in our primary markets and look forward to a number of new branch openings already scheduled for later this year and throughout 2007. Two new branches could open in December of this year, one in Boise, Idaho and one in Portland, Oregon."

In June 2006, Banner announced that it had reached a $5.5 million insurance settlement relating to a loss incurred in 2001. The net amount of the settlement, after costs, resulted in a $5.4 million credit to other operating expense and contributed approximately $3.4 million, or $0.28 per share, to financial results in the second quarter ended June 30, 2006 and for the nine months ended September 30, 2006.

Third Quarter 2006 Highlights (compared to third quarter 2005)

  Net income increased 41% to $8.0 million.
  Revenues advanced 15% to $38.1 million.
  Net interest income before provision for loan losses grew 16% to $32.7 million.
  Total deposits increased 21% to $2.74 billion.
  Loans increased 23% to $2.87 billion.
  Net interest margin improved 22 basis points to 3.99%.
  Credit quality remains solid with non-performing assets representing 0.35% of total assets.

Income Statement Review

Third quarter revenues (net interest income before the provision for loan losses plus other operating income) grew 15% to $38.1 million, compared to $33.1 million in the third quarter last year. Revenues increased 16% to $108.7 million in the first nine months of 2006, compared to $93.6 million in the same period a year ago. For the third quarter, net interest income before the provision for loan losses increased 16% to $32.7 million, compared to $28.1 million in the same quarter a year ago. Year-to-date, net interest income before the provision for loan losses increased 17% to $93.8 million, compared to $80.0 million in the same period a year ago.

"The increased earnings power in the balance sheet is a direct result of our continuing asset growth," said Jones. "Our strong loan growth is producing greater interest income and solid deposit growth is meaningfully adding to our fee income, as well." Total other operating income for the third quarter increased 9% to $5.4 million, compared to $5.0 million for the same quarter last year. Year-to-date, total other operating income increased 10% to $14.9 million, compared to $13.6 million in the first nine months of 2005. Income from deposit fees and other service charges increased 19% to $3.0 million in the third quarter, compared to $2.5 million for the same period in 2005.

Banner's net interest margin improved 22 basis points to 3.99% for the third quarter, compared to 3.77% in the third quarter a year ago. However, the margin declined from 4.11% in the second quarter of 2006. Year-to-date, net interest margin improved 36 basis points to 4.11%, compared to 3.75% in the same period a year ago.

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BANR-Third Quarter 2006 Results
October 25, 2006

"Our net interest margin came under pressure again this quarter as deposit costs increased faster than loan yields and changes occurred in our liability mix, both as a result of changes in customer behavior and the funding requirements driven by our loan growth," said Jones. "We expect our net interest margin to experience continued pressure during the next few quarters as pricing remains competitive, the yield curve remains very flat and our funding needs continue to be significant." Funding costs increased 31 basis points compared to the previous quarter and increased 104 basis points from the third quarter a year earlier, while asset yields increased 16 basis points from the prior linked quarter and 121 basis points from a year ago.

Other operating expenses were $25.3 million in the third quarter of 2006, compared to $25.4 million (excluding the insurance recovery) in the immediately preceding quarter and $23.6 million in the third quarter a year ago. For the first nine months of 2006, other operating expenses were $68.5 million ($73.9 million excluding the insurance recovery), compared to $67.7 million in the first nine months of 2005. The increase is largely due to the branch expansion strategy and the exceptional loan origination activity in 2006.

"During the last two years we have opened twelve new branches and relocated six other branches. Generally, these new branches are proving to be very successful in helping us to reach new customers and grow deposits. While our expenses were well-behaved in the third quarter, these new branches initially put pressure on our expense ratios; however, over time they will add to our profitability by providing low cost core deposits and additional fee income opportunities," said Jones. The ratio of other operating expense (expense ratio) to average assets was 2.92% in the third quarter of 2006, compared to 2.98% for the third quarter last year. Without the insurance recovery, the ratio for the second quarter of 2006 would have been 3.14%.

Banner's return on equity (ROE) was 13.23% for the third quarter compared to 10.03% a year ago. Year-to-date, ROE was 13.81% compared to 9.30% in the nine month period a year ago. The efficiency ratio was 66.50% in the quarter ended September 30, 2006, versus 71.26% a year earlier. For the first nine months of 2006, the efficiency ratio was 63.04%, compared to 72.27% in the first nine months of 2005. Excluding the insurance recovery, the efficiency ratio was 67.96% for the nine months ended September 30, 2006.

Balance Sheet Review

Total deposits increased 21% to $2.74 billion at September 30, 2006, compared to $2.28 billion at the end of September 2005. Total transaction and savings accounts increased 4% during the twelve months ending September 30, 2006, and certificates of deposit increased 37%. "In the quarter ended September 30, 2006, we experienced a further shift towards higher-yielding interest-bearing deposit accounts; however, we continue to have success in adding non-interest-bearing deposit accounts as well," said Jones. "While higher rates have motivated customers to more efficiently manage their transaction account balances, as evidenced by the slower rate of growth in non-interest-bearing deposits and the more rapid increase in certificates of deposits, we are still pleased by our growing number of new customer transaction accounts."

Net loans increased 23% to $2.87 billion at September 30, 2006, compared to $2.33 billion a year earlier. Year-to-date, loans have increased 19%. "Our lending team is doing an outstanding job of adding excellent new loans to the portfolio while maintaining a high level of credit quality. The major components of the loan portfolio are all showing significant growth over the prior year's balances," said Jones. "Compared to a year ago, we increased construction and land loans 61%, consumer loans 29%, commercial and multifamily real estate loans 7% and commercial and agricultural business loans 9%."

Assets increased 8% to $3.45 billion at September 30, 2006, compared to $3.19 billion a year earlier. Book value per share increased to $20.15 at September 30, 2006, from $19.01 a year earlier, and tangible book value per share was $17.12 at quarter-end, compared to $15.89 a year earlier.

Largely as a result of the restructuring transactions in the fourth quarter of 2005, but also reflecting maturities and principal prepayments, the securities portfolio declined by 46% to $290.5 million at September 30, 2006, from $535.2 million a year earlier. FHLB borrowings declined 56% to $213.9 million at September 30, 2006, from $484.9 million a year earlier, as a result of the restructuring transactions and strong deposit growth, particularly in the quarter ended September 30, 2006.

Credit Quality

"Loan growth during the first half of the year exceeded our expectations and our budgeted amounts, prompting a significant increase in our loan loss provision during the second quarter of 2006. Fortunately, continued favorable asset quality trends and a significant recovery on a previously charged off loan allowed us to reduce the loan loss provision for the third quarter," noted Jones. The provision for loan losses for the third quarter was $1.0 million, compared to $1.3 million in the same quarter of 2005 and $2.3 million for the second quarter of 2006. Non-performing assets were $12.1 million, or 0.35% of total assets, at September 30, 2006, compared to $13.9 million, or 0.44% of total assets, at September 30, 2005. At June 30, 2006, Banner's non-performing assets totaled $11.0 million or 0.32% of total assets. Banner's net recoveries in the third quarter totaled $542,000, and the allowance for loan losses at quarter-end totaled $35.2 million, representing 1.21% of total loans outstanding.

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BANR-Third Quarter 2006 Results
October 25, 2006

Conference Call

Banner will host a conference call on Thursday, October 26, 2006, at 8:00 a.m. PDT, to discuss third quarter results. The conference call can be accessed live by telephone at 303-262-2141. To listen to the call online, go to the Company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11071745# until Thursday, November 2, 2006, or via the Internet at www.fulldisclosure.com.

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank that operates a total of 58 branch offices and 12 loan offices in 24 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond Banner's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services, Banner's ability to successfully resolve outstanding credit issues and other risks detailed in Banner's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

(tables follow)

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BANR-Third Quarter 2006 Results
October 25, 2006

RESULTS OF OPERATIONS	Quarters Ended			Nine MonthsEnded
( In thousands except share and per share data )	Sep 30, 2006	Jun 30, 2006	Sep 30, 2005	Sep 30, 2006	Sep 30, 2005

INTEREST INCOME:
Loans receivable	$60,933	$55,088	$43,646	$165,147	$119,625
Mortgage-backed securities	1,921	2,011	3,330	6,015	10,589
Securities and cash equivalents	2,046	1,834	2,990	5,658	8,782

	64,900	58,933	49,966	176,820	138,996

INTEREST EXPENSE:
Deposits	24,661	20,828	14,086	62,920	36,646
Federal Home Loan Bank advances	4,392	4,141	5,920	11,659	17,464
Other borrowings	1,112	766	472	2,576	1,196
Junior subordinated debentures	2,074	1,973	1,405	5,875	3,665

	32,239	27,708	21,883	83,030	58,971

Net interest income before provision for loan losses	32,661	31,225	28,083	93,790	80,025

PROVISION FOR LOAN LOSSES	1,000	2,300	1,300	4,500	3,803

Net interest income	31,661	28,925	26,783	89,290	76,222

OTHER OPERATING INCOME:
Deposit fees and other service charges	3,036	2,891	2,555	8,419	6,960
Mortgage banking operations	1,744	1,454	1,672	4,350	4,548
Loan servicing fees	315	334	466	1,039	1,137
Miscellaneous	276	321	288	1,065	950

	5,371	5,000	4,981	14,873	13,595
Gain on sale of securities	65	- -	- -	65	8

Total other operating income	5,436	5,000	4,981	14,938	13,603

OTHER OPERATING EXPENSE:
Salary and employee benefits	16,705	16,553	15,758	48,747	44,814
Less capitalized loan origination costs	(2,956)	(3,228)	(2,677)	(8,776)	(7,471)
Occupancy and equipment	3,927	3,938	3,550	11,659	10,171
Information / computer data services	1,193	1,285	1,258	3,778	3,568
Miscellaneous	6,467	6,813	5,672	18,487	16,582

	25,336	25,361	23,561	73,895	67,664
Insurance recovery, net proceeds	- -	(5,350)	- -	(5,350)	- -

Total other operating expense	25,336	20,011	23,561	68,545	67,664

Income before provision for income taxes	11,761	13,914	8,203	35,683	22,161

PROVISION FOR INCOME TAXES	3,752	4,555	2,537	11,527	6,772

NET INCOME	$8,009	$9,359	$5,666	$24,156	$15,389

Earnings per share
Basic	$0.67	$0.79	$0.49	$2.03	$1.33
Diluted	$0.65	$0.77	$0.47	$1.98	$1.29

Cumulative dividends declared per common share	$0.18	$0.18	$0.17	$0.54	$0.51

Weighted average shares outstanding
Basic	11,963,637	11,881,972	11,593,365	11,879,126	11,532,244
Diluted	12,293,444	12,196,145	11,951,058	12,205,568	11,922,456

Shares repurchased during the period	- -	55,354	6,047	63,422	81,597
Shares issued in connection with exercise of stock options	30,136	177,940	22,698	280,660	229,409

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BANR-Third Quarter 2006 Results
October 25, 2006

FINANCIAL CONDITION
( In thousands except share and per share data )	Sep 30, 2006	Jun 30, 2006	Sep 30, 2005	Dec 31, 2005

ASSETS
Cash and due from banks	$83,438	$105,915	$117,669	$116,448
Securities available for sale	242,243	240,489	483,395	260,284
Securities held to maturity	48,304	49,657	51,784	50,949
Federal Home Loan Bank stock	35,844	35,844	35,844	35,844
Loans receivable:
Held for sale	6,473	5,708	3,462	4,779
Held for portfolio	2,895,766	2,818,325	2,361,549	2,434,952
Allowance for loan losses	(35,160)	(33,618)	(30,561)	(30,898)
	2,867,079	2,790,415	2,334,450	2,408,833
Accrued interest receivable	21,332	19,143	15,371	17,395
Real estate owned held for sale, net	1,319	401	1,437	315
Property and equipment, net	54,297	52,177	47,252	50,205
Goodwill and other intangibles, net	36,295	36,298	36,303	36,280
Deferred income tax asset, net	7,164	9,780	8,853	7,606
Bank-owned life insurance	38,114	37,709	36,545	36,930
Other assets	17,611	19,172	17,144	19,466
	$3,453,040	$3,397,000	$3,186,047	$3,040,555

LIABILITIES

Deposits:
Non-interest-bearing	$327,093	$317,515	$322,043	$328,840
Interest-bearing transaction and savings accounts	857,354	873,019	811,748	792,370
Interest-bearing certificates	1,559,904	1,388,923	1,141,455	1,202,103
	2,744,351	2,579,457	2,275,246	2,323,313

Advances from Federal Home Loan Bank	213,930	368,930	484,858	265,030
Other borrowings	110,670	77,122	69,577	96,849

Junior subordinated debentures	97,942	97,942	97,942	97,942

Accrued expenses and other liabilities	35,932	31,849	30,609	29,503
Deferred compensation	7,005	6,882	6,329	6,253
Income taxes payable	1,490	2,316	300	- -
	3,211,320	3,164,498	2,964,861	2,818,890

STOCKHOLDERS' EQUITY

Common stock	132,887	132,284	128,516	130,573
Retained earnings	114,479	108,626	101,817	96,783
Accumulated other comprehensive income ( loss )	(2,816)	(5,532)	(5,529)	(2,736)
Unearned shares of common stock issued to Employee Stock
Ownership Plan ( ESOP ) trust: at cost	(2,494)	(2,494)	(3,096)	(2,480)
Net carrying value of stock related deferred compensation plans	(336)	(382)	(522)	(475)
	241,720	232,502	221,186	221,665
	$3,453,040	$3,397,000	$3,186,047	$3,040,555
Shares Issued:
Shares outstanding at end of period	12,299,714	12,269,578	12,007,725	12,082,476
Less unearned ESOP shares at end of period	301,786	301,786	374,595	300,120
Shares outstanding at end of period excluding unearned ESOP shares	11,997,928	11,967,792	11,633,130	11,782,356
Book value per share (1)	$20.15	$19.43	$19.01	$18.81
Tangible book value per share (1)	$17.12	$16.39	$15.89	$15.73
Consolidated Tier 1 leverage capital ratio	8.49%	8.76%	8.55%	8.59%
(1)	- Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan ( ESOP ).

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BANR-Third Quarter 2006 Results
October 25, 2006

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )

	Sep 30, 2006	Jun 30, 2006	Sep 30, 2005	Dec 31, 2005
LOANS ( including loans held for sale ):
Commercial real estate	$584,832	$595,513	$562,612	$555,889
Multifamily real estate	146,094	141,996	118,756	144,512
Commercial construction	94,231	95,277	59,169	51,931
Multifamily construction	49,986	56,857	75,654	62,624
One- to four-family construction	550,285	489,187	323,903	348,661
Land and land development	371,626	310,369	205,217	228,436
Commercial business	469,293	472,061	430,374	442,232
Agricultural business including secured by farmland	169,349	155,744	157,955	147,562
One- to four-family real estate	349,808	397,648	341,183	365,903
Consumer	116,735	109,381	90,188	91,981

Total loans outstanding	$2,902,239	$2,824,033	$2,365,011	$2,439,731

NON-PERFORMING ASSETS:	Sep 30, 2006	Jun 30, 2006	Sep 30, 2005	Dec 31, 2005

Loans on non-accrual status	$10,153	$10,344	$12,205	$10,349
Loans more than 90 days delinquent, still on accrual	642	213	116	104
Total non-performing loans	10,795	10,557	12,321	10,453
Real estate owned ( REO ) / Repossessed assets	1,352	436	1,622	506

Total non-performing assets	$12,147	$10,993	$13,943	$10,959

Total non-performing assets / Total assets	0.35%	0.32%	0.44%	0.36%

	Quarters Ended			Nine MonthsEnded
CHANGE IN THE	Sep 30, 2006	Jun 30, 2006	Sep 30, 2005	Sep 30, 2006	Sep 30, 2005
ALLOWANCE FOR LOAN LOSSES:

Balance, beginning of period	$33,618	$31,894	$29,788	$30,898	$29,610
Provision	1,000	2,300	1,300	4,500	3,803
Recoveries of loans previously charged off	1,219	169	465	1,544	1,057
Loans charged-off	(677)	(745)	(992)	(1,782)	(3,909)
Net ( charge-offs ) recoveries	542	(576)	(527)	(238)	(2,852)

Balance, end of period	$35,160	$33,618	$30,561	$35,160	$30,561

Net charge-offs (recoveries) / Average loans outstanding	(0.02%)	0.02%	0.02%	0.01%	0.13%
Allowance for loan losses / Total loans outstanding	1.21%	1.19%	1.29%	1.21%	1.29%

DEPOSITS	Sep 30, 2006	Jun 30, 2006	Sep 30, 2005	Dec 31, 2005

Non-interest-bearing	$327,093	$317,515	$322,043	$328,840

Interest-bearing checking	311,056	338,128	308,151	293,395
Regular savings accounts	306,822	265,942	162,570	153,218
Money market accounts	239,476	268,949	341,027	345,757

Interest-bearing transaction & savings accounts	857,354	873,019	811,748	792,370

Three-month maturity money market certificates	184,871	195,755	128,717	151,515
Other certificates	1,375,033	1,193,168	1,012,738	1,050,588

Interest-bearing certificates	1,559,904	1,388,923	1,141,455	1,202,103

Total deposits	$2,744,351	$2,579,457	$2,275,246	$2,323,313

Included in other borrowings

Retail repurchase agreements / "Sweep accounts"	$83,357	$60,187	$47,540	$52,166

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BANR-Third Quarter 2006 Results
October 25, 2006

ADDITIONAL FINANCIAL INFORMATION
( Dollars in thousands )
( Rates / Ratios Annualized )
	Quarters Ended			Nine MonthsEnded

OPERATING PERFORMANCE:	Sep 30, 2006	Jun 30, 2006	Sep 30, 2005	Sep 30, 2006	Sep 30, 2005

Average loans	$2,899,848	$2,704,856	$2,342,995	$2,706,181	$2,231,768
Average securities and deposits	350,121	342,321	610,881	347,217	624,732
Average non-interest-earning assets	192,822	191,758	186,650	191,653	177,391

Total average assets	$3,442,791	$3,238,935	$3,140,526	$3,245,051	$3,033,891

Average deposits	$2,622,215	$2,446,316	$2,182,452	$2,464,352	$2,071,499
Average borrowings	537,877	524,058	699,664	510,412	709,217
Average non-interest-earning liabilities	42,551	35,428	34,218	36,455	31,948

Total average liabilities	3,202,643	3,005,802	2,916,334	3,011,219	2,812,664

Total average stockholders' equity	240,148	233,133	224,192	233,832	221,227
Total average liabilities and equity	$3,442,791	$3,238,935	$3,140,526	$3,245,051	$3,033,891

Interest rate yield on loans	8.34%	8.17%	7.39%	8.16%	7.17%
Interest rate yield on securities and deposits	4.50%	4.51%	4.10%	4.49%	4.15%

Interest rate yield on interest-earning assets	7.92%	7.76%	6.71%	7.74%	6.51%

Interest rate expense on deposits	3.73%	3.41%	2.56%	3.41%	2.37%
Interest rate expense on borrowings	5.59%	5.27%	4.42%	5.27%	4.21%

Interest rate expense on interest-bearing liabilities	4.05%	3.74%	3.01%	3.73%	2.84%

Interest rate spread	3.87%	4.02%	3.70%	4.01%	3.67%

Net interest margin	3.99%	4.11%	3.77%	4.11%	3.75%

Other operating income / Average assets	0.63%	0.62%	0.63%	0.62%	0.60%

Other operating expense / Average assets	2.92%	2.48%	2.98%	2.82%	2.98%

Efficiency ratio ( other operating expense / revenue )	66.50%	55.24%	71.26%	63.04%	72.27%

Return on average assets	0.92%	1.16%	0.72%	1.00%	0.68%

Return on average equity	13.23%	16.10%	10.03%	13.81%	9.30%

Average equity / Average assets	6.98%	7.20%	7.14%	7.21%	7.29%

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